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                                      ALLEGHENY ENERGY SOLUTIONS, INC.
                                      BALANCE SHEET
                                      As of June 30, 2000



Assets
Property, Plant and Equipment:
   At Original Cost                                        $18,963

Investments and Other Assets:
   Nonutility investments                                  261,065

Current assets:
   Cash                                                    971,554
   Accounts Receivable:
        Electric Service                                   551,253
        Other                                            2,093,696
        Allowance for Uncollectibles                    (2,093,696)
   Accounts Receivable - Affiliates                          1,188
        Operating & Construction Material & Supplies        41,490
   Prepaid Taxes                                           486,908
        Total Current Assets                             2,052,393

Deferred Charges:
    Other Deferred Charges                                   9,785

          Total Assets                                   2,342,206


Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 6,552,134
   Retained earnings                                    (4,953,897)
                                                         1,599,238
Current liabilities:
   Accounts payable - Affiliated                           248,188
   Accounts payable - Other                                 50,999
   Taxes accrued:
        Federal and State Income Tax                             0
        Other                                               67,130
                                                           366,318
Deferred credit and liabilities
   Deferred Income Taxes                                   371,250
   Other                                                     5,400
                                                           376,650

          Total Capitalization and Liabilities          $2,342,206